Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "PORTA SYSTEMS CORP." AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE NINTH DAY OF AUGUST, A.D. 1972, AT 10 O'CLOCK A.M.

CERTIFICATE OF OWNERSHIP, FILED THE THIRTEENTH DAY OF NOVEMBER, A.D. 1972, AT 10 O'CLOCK A.M.

CERTIFICATE OF RENEWAL, FILED THE SEVENTH DAY OF JULY, A.D. 1976, AT 10 O'CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE SIXTH DAY OF JUNE, A.D. 1977, AT 10 O'CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE FIFTEENTH DAY OF JUNE, A.D. 1981, AT 10 O'CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE SECOND DAY OF JUNE, A.D. 1982, AT 10 O'CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SECOND DAY OF MAY, A.D. 1987, AT 10 O'CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE SIXTH DAY OF JUNE, A.D.

Jeffrey W. Bullock, Secretary of State

0784156 8100H

090295914

AUTHENTICATION: 7204969

DATE: 03-24-09

1988, AT 10 O'CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE FOURTH DAY OF APRIL, A.D. 1989, AT 9 O'CLOCK A.M.

CERTIFICATE OF MERGER, FILED THE FIFTH DAY OF APRIL, A.D. 1991, AT 3:45 O'CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE THIRTIETH DAY OF MAY, A.D. 1991, AT 12 O'CLOCK P.M.

CERTIFICATE OF OWNERSHIP, FILED THE THIRTIETH DAY OF SEPTEMBER, A.D. 1993, AT 2 O'CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE FOURTEENTH DAY OF DECEMBER, A.D. 1995, AT 12:30 O'CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE SECOND DAY OF AUGUST, A.D. 1996, AT 8:30 O'CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE SIXTEENTH DAY OF OCTOBER, A.D. 1997, AT 12:30 O'CLOCK P.M.

CERTIFICATE OF RENEWAL, FILED THE TWENTY-FIRST DAY OF JUNE, A.D. 2004, AT 11:30 O'CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE THIRTY-FIRST DAY OF JULY, A.D. 2008, AT 3:03 O'CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID

Jeffrey W. Bullock, Secretary of State

0784156 8100H

090295914

AUTHENTICATION: 7204969

DATE: 03-24-09

CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, "PORTA SYSTEMS CORP.".

Jeffrey W. Bullock, Secretary of State

0784156 8100H

AUTHENTICATION: 7204969

090295914

DATE: 03-24-09

CERTIFICATE OF INCORPORATION

OF

Porta Systems Corp.

7841-56

FILED

AUG 9 1972

CERTIFICATE OF INCORPORATION

OF

PORTA SYSTEMS CORP.

FIRST: The name of the Corporation is Porta Systems Corp.

SECOND: The registered office of the Corporation in the State of Delaware is to be located at No. 100 West Tenth Street, Wilmington, New Castle County. Its registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful acts or activities for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is One Million (1,000,000) designated as common stock and the par value of each such share of common stock is One Cent ($.01), amounting in the aggregate to Ten Thousand Dollars ($10,000).

FIFTH: The name of the incorporator is John P. Denneen and his mailing address is 63 Wall Street, New York, New York 10005.

SIXTH: All corporate powers of the Corporation shall be exercised by the board of directors except as otherwise provided herein or by law.

In furtherance and not in limitation of the powers conferred by law the board of directors is expressly authorized:

(i) to fix, abolish, determine and vary from time to time the amount or amounts to be set apart as reserves;

(ii) to make, amend and repeal by-laws of the Corporation;

(iii) to authorize and cause to be executed mortgages and liens, with or without limit as to amount, upon the real or personal property of the Corporation;

(iv) from time to time to determine whether and to what extent, at what time and place, and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall

be open to the inspection of any stockholder; and no stockholder shall have any right to inspect any account or book or document of the Corporation except as conferred by statute or by-law or as authorized by resolution of the stockholders or board of directors;

(v) to authorize the payment of compensation to the directors for services to the Corporation, including fees for attendance at meetings of the board of directors or of any committee thereof and/or salaries for serving as such directors or committee members, and to determine the amount of such compensation;

(vi) from time to time to formulate, establish, promote and carry out, and to amend, alter, change, revise, recall, repeal or abolish, a plan or plans for the participation by all or any of the employees, including directors and officers, of the Corporation, or of any corporation, company, association, trust or or-

ganization in which or in the welfare of which the Corporation has any interest, and those actively engaged in the conduct of the Corporation's business, in the profits, gains or business of the Corporation or of any branch or division thereof, as part of the Corporation's legitimate expenses, and/or for the furnishing to such employees, directors, officers or persons, or any of them, at the Corporation's expense, of medical services, insurance against accident, sickness or death, pensions during old age, disability or unemployment, education, housing, social services, recreation or other similar aids for their relief or general welfare, in such manner and upon such terms and conditions as the board of directors shall determine;

(vii) to authorize the guaranty by the Corporation of securities, evidences

of indebtedness and obligations of other persons, firms, associations and corporations.

SEVENTH: No person shall be liable to the Corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him as a director or officer of the Corporation in good faith, if such person (i) exercised or used the same degree of diligence, care and skill as an ordinarily prudent man would have exercised or used under the circumstances in the conduct of his own affairs, or (ii) took, or omitted to take, such action in reliance upon advice of counsel for the Corporation, or upon statements made or information furnished by officers or employees of the Corporation which he had reasonable grounds to believe to be true, or upon a financial statement of the Corporation prepared by an officer or employee of the Corporation in charge of its accounts or certified by a public accountant or firm of public accountants.

EIGHTH: Any contract, transaction or act of the Corporation or of the board of directors which shall be approved or ratified by a majority of a quorum of the stockholders entitled to vote at any meeting

shall be as valid and binding as though approved or ratified by every stockholder of the Corporation; but any failure of the stockholders to approve or ratify such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or to deprive the Corporation, its directors or officers of their right to proceed with such contract, transaction or act.

NINTH: Every person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent legally permissible under the General Corporation Law of the State of Delaware from time to time against all

expenses, liabilities and losses (including attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by-laws, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

The board of directors may adopt by-laws from time to time with respect to indemnification to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Delaware and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted

against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person against such liability.

TENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation,

as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ELEVENTH: Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

TWELFTH: Any director may be removed, either with or without cause, at any time by the affirmative vote of the majority in interest of the holders of record of the stock having voting power, and the vacancy in the board of directors caused by such removal may be filled by the stockholders at the time of such removal.

THIRTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in

the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders, directors and other persons herein are granted subject to this reservation.

IN WITNESS WHEREOF the undersigned, being the incorporator hereinbefore named, for the purposes of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate this 8th day of August 1972.

John P. Dennen

CERTIFICATE OF OWNERSHIP AND MERGER

OF

PORTA SYSTEMS CORP. (DEL.DOM.)

MERGING

PORTA SYSTEMS CORP. (N.Y.DOM.)

7841-56

FILED

NOV 13 1972

10 AM

SECRETARY OF STATE

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

PORTA SYSTEMS CORP.
(a New York Corporation)

INTO

PORTA SYSTEMS CORP.
(a Delaware Corporation)

Porta Systems Corp., a corporation organized and existing under the laws of New York ("PSC-New York").

DOES HEREBY CERTIFY:

FIRST: That this corporation was incorporated on the 29th day of September, 1969, pursuant to the Business Corporation Law of the State of New York the provisions of which permit the merger of a corporation of another state and a corporation organized and existing under the laws of said state.

SECOND: That this corporation owns all of the outstanding shares of the stock of Porta Systems Corp. ("PSC-Delaware"), a corporation incorporated on the 9th day of August, 1972, pursuant to the General Corporation Law of the State of Delaware.

THIRD That PSC-New York, by the following resolutions of its Board of Directors, duly adopted at a meeting held on the 9th day of November, 1972, determined to merge PSC-New York into PSC-Delaware:

RESOLVED that the Plan and Agreement of Merger providing for the merger of this Corporation into Porta Systems Corp., a Delaware corporation ("PSC-Delaware"), presented to and filed with the records of this meeting, be and is adopted and submitted to the shareholders of this Corporation of adoption.

RESOLVED that, subject to the adoption of the aforesaid Plan and Agreement of Merger by the shareholders of this Corporation, the officers of this Corporation be and each of them is authorized and directed (subject to the provisions of Article XI thereof) to make and execute in the name and on behalf of the Corporation and under its corporate seal or otherwise, a Certificate of Merger under Section 907 of the New York Business Corporation Law and Certificate of Ownership and Merger under Section 253 of the General Corporation Law of the State of Delaware, and to cause the same to be filed in the manner provided by law and to do all acts and things which any such officer shall deem advisable to effect said merger.

RESOLVED that, each share of the capital stock of PSC-New York outstanding on the effective date of the merger shall thereupon, without further action, become one share of capital stock of the surviving corporation without the issuance or exchange of new shares or share certificates.

IN WITNESS WHEREOF, PSC-New York has caused this certificate to be signed by Paul V. DeLuca, its President, and attested by William V. Carney, its Secretary, this 9th day of November, 1972.

PORTA SYSTEMS CORP.

By ____________________
President

ATTEST:

____
Secretary

Certificate of Ownership of the "PORTA SYSTEMS CORP.",

a corporation organized and existing under the laws of the State of Delaware,

merging "PORTA SYSTEMS CORP.",

a corporation organized and existing under the laws of the State of New York,

pursuant to Section 253 of the General Corporation Law of the State of Delaware,

as received and filed in this office the thirteenth day of November,

A.D. 1972, at 10 o'clock A.M.

00016

CERTIFICATE OF RENEWAL AND REVIVAL OF CHARTER
OF
PORTA SYSTEMS CORP.

7841-56
FILED
JUL 7 1976 10 A.m.
[signature]
SECRETARY OF STATE

00017

0021 0016

CERTIFICATE

FOR RENEWAL AND REVIVAL OF CERTIFICATE OF INCORPORATION

PORTA SYSTEMS CORP., a corporation organized under the laws of Delaware, The Certificate of Incorporation of which was filed in the office of the Secretary of State on the 9th day of August, 1972, the Certificate of Incorporation of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its Certificate of Incorporation, and hereby certifies as follows:

1. The name of this corporation is PORTA SYSTEMS CORP.

2. Its registered office in the State of Delaware is located at 100 West Tenth Street, City of Wilmington, County of New Castle and the name of its registered agent at such address is The Corporation Trust Company.

3. The date when the restoration, renewal, and revival of the Certificate of Incorporation of this company is to commence is the 29th day of February, 1976, same being prior to the date of the expiration of the Certificate of Incorporation. This renewal and revival of the Certificate of Incorporation of this corporation is to be

perpetual.

4. This corporation was duly organized under the Laws of the State of Delaware and carried on the business authorized by its Certificate of Incorporation until the 1st day of March A.D. 1976, at which time its Certificate of Incorporation became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, said PORTA SYSTEMS CORP. in compliance with Section 312 of Title 8 of the Delaware Code has caused this certificate to be signed by Vincent F. Santulli its last and acting Vice President, and attested by William V. Carney, its last and acting Secretary, this 1st day of July, 1976.

PORTA SYSTEMS CORP.

By Vincent F Santulli
Last and Acting Vice President

ATTEST:

By William V. Carney
Last and Acting Secretary

CERTIFICATE OF AMENDMENT

OF

PORTA SYSTEMS CORP.

7841-56

FILED

JUN 6 1977 10 AM

SECRETARY OF STATE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

* * * * *

PORTA SYSTEMS CORP. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Porta Systems Corp. resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

> RESOLVED, that this Board of Directors declares advisable the amendment of Article Fourth of the Certificate of Incorporation of the Corporation so that, as amended, said Article shall read in its entirety as follows:
>
> > FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is TWO MILLION (2,000,000) designated as common stock and the par value of each such share of common stock is One Cent ($.01), amounting in the aggregate to Twenty Thousand Dollars ($20,000).

SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Porta Systems Corp. has caused this certificate to be signed by Paul V. DeLuca, its President, and attested by William V. Carney, its Secretary, this 2nd day of June, 1977.

PORTA SYSTEMS CORP.

By Paul V DeLuca
President

ATTEST:

William V. Carney
Secretary

7841-56
FILED
JUN 15 1981 10Am

00024

0021 0023

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

* * * * *

PORTA SYSTEMS CORP. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Porta Systems Corp. held on April 15, 1981 resolutions were duly adopted setting forth proposed amendments to the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

> RESOLVED, that this Board of Directors declares advisable the addition of the following Article THIRTEENTH of the Certificate of Incorporation so that said Article shall read as follows:
>
> "THIRTEENTH: (a) In addition to any affirmative vote required by law:
>
> (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with or into (A) any Interested Stockholder (as hereinafter defined) or (B) any other corporation (whether or not itself an Interested Stockholder) which, after such merger or consolidation, would be an Affiliate (as hereinafter defined) of an Interested Stockholder, or

(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any property or assets of the Corporation or of any Subsidiary having an aggregate fair market value of $500,000 or more, or

(iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of related transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or any combination thereof) having an aggregate fair market value of $500,000 or more, or

(iv) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving an Interested Stockholder or any Affiliate of any Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of Equity Securities (as hereinafter defined) of the Corporation or of any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder, or

(v) the adoption of any plan or proposal for the dissolution of the Corporation,

shall require the affirmative vote of the holders of at least 66 2/3 percent of the outstanding shares of the common stock of the Corporation. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage vote may be specified by law.

(b) For the purposes of this Article THIRTEENTH:

(i) The term "business combination" as used in this Article THIRTEENTH shall mean any transaction which is referred to in any one or more of subsections (i) through (iv) of section (a) of this Article THIRTEENTH.

(ii) A "person" shall mean any individual, firm, corporation or other entity.

(iii) "Interested Stockholder" shall mean, in respect of any business combination, any person (other than the Corporation or any Subsidiary of which a majority of each class of Equity Securities is owned directly or indirectly by the Corporation) who or which, as of the record date for the determination of stockholders entitled to notice of and to vote on such business combination, or immediately prior to the consummation of any such transaction.

(A) is the beneficial owner, directly or indirectly, of more than 10 percent of the common stock of the Corporation, or

(B) is an Affiliate of the Corporation and at any time within two years prior thereto was the beneficial owner, directly or indirectly, of 10 percent or more of the then outstanding common stock of the Corporation, or

(C) is an assignee of or has otherwise succeeded to any shares of common stock of the Corporation which were at any time within two years prior thereto beneficially owned by any person who would have been an Interested Stockholder with respect to a business combination occurring at the time, and the assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering with the meaning of the Securities Act of 1933, as amended.

(iv) A person shall be the "beneficial owner" of common stock of the Corporation:

(A) which the person or any of its Affiliates or Associates (as hereinafter defined) beneficially owned, directly or indirectly, or

(B) which the person or any of its Affiliates or Associates has (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (2) the right to vote pursuant to any agreement, arrangement or understanding, or

(C) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation.

(v) For the purpose of computing the percentage of shares of common stock of the Corporation beneficially owned by any person pursuant to subsection (iii) of this section (b), the outstanding common stock of the Corporation shall include shares deemed owned through application of subsection (iv) above but shall not include any other shares of common stock which may be issuable to any person other than the person or the person's Affiliates or Associates pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

(vi) "Affiliate" and "Associate" shall have the meanings provided in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on April 1, 1981.

(vii) "Equity Security" shall have the meaning provided in Rule 3a11-1 of the General

Rules and Regulations under the Securities Exchange Act of 1934, as in effect on April 1, 1981.

(viii) "Subsidiary" means any corporation of which a majority of any class of Equity Security is owned, directly or indirectly, by the Corporation.

(c) A majority of the directors of the Corporation shall have the power and duty to determine for the purposes of this Article THIRTEENTH, on the basis of information known to them, the number of shares of common stock of the Corporation beneficially owned by any person, whether a person is an Affiliate or Associate of another, whether a person has an agreement, arrangement or understanding with another as to the matters referred to in subsection (iv) of section (b), or whether the assets subject to any business combination or the cash, securities, or the property received for the issuance or transfer of securities by the Corporation or any Subsidiary have an aggregate fair market value of $500,000 or more.

(d) Nothing contained in this Article THIRTEENTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

(e) Notwithstanding any other provisions of this certificate of incorporation or the by-laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this certificate of incorporation or the by-laws of the Corporation), the affirmative vote of the holders of 66 2/3 percent or more of the common stock of the Corporation shall be required to amend, alter, change or repeal this Article THIRTEENTH of this certificate of incorporation."

FURTHER RESOLVED, that this Board of Directors declares advisable the renumbering

of present Article THIRTEENTH of the Certificate of Incorporation as Article FOURTEENTH so that in its entirety and as renumbered said Article shall read as follows:

"FOURTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred by stockholders, directors and other persons herein are granted subject to this reservation."

RESOLVED, that this Board of Directors declares advisable the amendment of Article FOURTH of the Certificate of Incorporation so that, as amended, said Article shall read in its entirety as follows:

"FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is FOUR MILLION (4,000,000) designated as common stock and the par value of each such share of common stock is One Cent ($.01) amounting in the aggregate to Forty Thousand Dollars ($40,000)."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Porta Systems Corp. has caused this certificate to be signed by Paul V. DeLuca, its Chairman of the Board, and attested by William V. Carney, its Secretary, this 11th day of June, 1981.

PORTA SYSTEMS CORP.

By [signature]
Paul V. DeLuca
Chairman of the Board

ATTEST: [signature]
William V. Carney
Secretary

C0031

10Am

FILED

JUN 2 1982

[signature]
SECRETARY OF STATE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

* * * * *

PORTA SYSTEMS CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Porta Systems Corp. held on April 12, 1982 resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

> RESOLVED, that the amendment of Article FOURTH of the Certificate of Incorporation be and hereby is approved and adopted so that, as amended, said Article shall read in its entirety as follows:
>
> "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is ELEVEN MILLION (11,000,000), TEN MILLION (10,000,000) of which shall be Common Stock with a par value of One Cent ($.01) per share, amounting in the aggregate to One Hundred Thousand Dollars ($100,000), and ONE MILLION (1,000,000) of which shall be Preferred Stock without par value.

The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of each class of stock are as follows:

PREFERRED STOCK

The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. Subject to the provisions hereof and the limitations prescribed by law, the Board of Directors is expressly authorized, by adopting resolutions providing for the issue of shares of any particular series and, if and to the extent from time to time required by law, by filing a certificate pursuant to the General Corporation Law (or other law hereafter in effect relating to the same or substantially similar matter), to establish the number of shares to be included in each series and to fix the powers, designations, preferences, and rights and qualifications, limitations or restrictions thereof, relating to the shares of each series, or, by adopting resolutions and, if and to the extent from time to time required by law, by filing a certificate pursuant to the General Corporation Law (or other law hereafter in effect relating to the same or substantially similar subject matter), to change the number of unissued shares of any particular series which may have been authorized by a previous resolution or resolutions. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(a) the number of shares constituting the series and the designation thereof to distinguish the shares of the series from the shares of all other series;

(b) the annual dividend rate or the shares of the series, and whether the dividends shall be cumulative, and, if cumulative, the date from which the dividends shall accumulate;

00003

(c) whether the shares of the series may be redeemed and, if so, the redemption price or prices of the shares of the series, and the terms and conditions of, and adjustments relating to, redemption;

(d) the amount payable upon, and the preference, if any, of the shares of the series in the event of voluntary and involuntary liquidation of the Corporation;

(e) sinking fund provisions, if any, for the redemption or purchase of the shares of the series;

(f) the right, if any, of the shares of the series to be converted into shares of any other series or class, and the terms and conditions, prices, rates and adjustments applicable to the conversion;

(g) the voting rights, if any, of the shares of the series, and conditions of exercise of the voting rights; and

(h) except as otherwise limited by law, any other rights, preferences and limitations of the shares of the series.

The number of authorized shares of Preferred Stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote without the separate vote of holders of Preferred Stock as a class.

COMMON STOCK

Subject to the preferential dividend rights, if any, applicable to shares of the Preferred Stock and subject to applicable requirements, if any, with respect to the setting aside of sums for purchase, retirement or sinking funds for the Preferred

Stock, dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends;

Except as may otherwise be required by law or this Certificate of Incorporation, the holders of Common Stock shall have the exclusive right to vote for the election of directors and on all other matters requiring stockholder action, each share being entitled to one vote; and

In the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting a majority of the shares present at the meeting as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Porta Systems Corp. has caused this certificate to be signed by Paul V. DeLuca, its

Chairman of the Board, and attested by William V. Carney, its Secretary, this 27th day of May, 1982.

PORTA SYSTEMS CORP.

By [signature]
Paul V. DeLuca
Chairman of the Board

ATTEST: [signature]
William V. Carney
Secretary

727142101

FILED

MAY 22 1987
10 Am
[signature]

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

* * * * * * *

PORTA SYSTEMS CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Porta Systems Corp. held on January 14, 1987 resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

> RESOLVED, that the amendment of Article NINTH of the Certificate of Incorporation be and hereby is declared advisable and is approved and adopted so that, as amended, said Article shall read in its entirety as follows:
>
> "NINTH: (a) A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is

amended after approval by the stockholders of this Article NINTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this paragraph (a) by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

(b) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators: provided, however, that, except as provided in the next paragraph hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article NINTH shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding

in advance of its final disposition at such time and in such amounts as the person entitled to indemnification hereunder may reasonably request; provided, however, that the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article NINTH or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers and shall be deemed to have done so for any action that any employee or agent carries out at the direction of the Board of Directors or any officer of the Corporation.

(c) If a claim under paragraph (b) of this Article NINTH is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring an action against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor any determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such

applicable standard of conduct, shall be a defense to the action (if such action was brought for the advancement of expenses) or, under any circumstances, create a presumption that the claimant has not met the applicable standard of conduct.

(d) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

(e) The Board of Directors may adopt by-laws from time to time with respect to indemnification to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Delaware and the Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law."

RESOLVED, that the amendment to the Certificate of Incorporation declared advisable in the foregoing resolution be submitted to the stockholders of the Corporation for their consideration at the Annual Meeting of Stockholders to be held on May 21, 1987.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General

Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Porta Systems Corp. has caused this certificate to be signed by Paul V. DeLuca, its Chairman of the Board, and attested by William V. Carney, its Secretary, this 21st day of May, 1987.

PORTA SYSTEMS CORP.

By ______________________
Paul V. DeLuca
Chairman of the Board

ATTEST: William V. Carney
William V. Carney
Secretary

728158032

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

* * * * * * *

FILED

JUN 6 1988 10 AM

PORTA SYSTEMS CORP., a corporation organized and existing under by and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Porta Systems Corp. held on March 6, 1988 resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the amendment of Article FOURTH of the Certificate of Incorporation be and hereby is declared advisable and is approved and adopted so that, as amended, the first paragraph of said Article shall read in its entirety as follows:

"FOURTH: the total number of shares of stock which the Corporation shall have authority to issue is SIXTEEN MILLION (16,000,000), FIFTEEN MILLION (15,000,000) of which shall be Common Stock with a par value of One Cent ($0.01) per share, amounting in the aggregate to One Hundred Fifty Thousand Dollars ($150,000), and ONE MILLION (1,000,000) of which shall be Preferred Stock without par value."

RESOLVED, that the amendment to the Certificate of Incorporation declared advisable in the foregoing resolution be submitted to the stockholders of the Corporation for their consideration at the Annual Meeting of Stockholders to be held on May 25, 1988.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of stockholders of said Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provision of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Porta Systems Corp. has caused this certificate to be signed by Paul V. DeLuca, its Chairman of the Board, and attested by William V. Carney, its Secretary this 31st day of May, 1988.

PORTA SYSTEMS CORP.

By Paul V DeLuca
Paul V. DeLuca
Chairman of the Board

ATTEST: William V. Carney
William V. Carney
Secretary

900940009

FILED

APR 4 1990

9 AM

CERTIFICATE OF DESIGNATION, PREFERENCES AND
RIGHTS OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

of

PORTA SYSTEMS CORP.

Pursuant to Section 151 of the General Corporation Law
of the State of Delaware

We, Vincent F. Santulli, Chairman of the Board and Chief Executive Officer, and William V. Carney, Secretary, of Porta Systems Corp., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the said Corporation, the said Board of Directors on March 22, 1989, adopted the following resolution creating a series of 100,000 shares of Preferred Stock designated as Series A Junior Participating Preferred Stock:

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" and the number of shares constituting such series shall be 100,000.

Section 2. Dividends and Distributions.

(A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the

first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provisions for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $.01 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after March 22, 1989 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment

Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating

Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

(ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

(iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman of the Board, the President, or any two directors of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to such holder at such holder's last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on

similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

(iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph-(C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

(v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

(D) Except as set forth herein or by law, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. <u>Certain Restrictions</u>.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears,

thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock;

(iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 6. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

(B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

(C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. Optional Redemption. (A) The Corporation shall have the option to redeem the whole or any part of the Series A Junior Participating Preferred Stock at any time at a redemption price equal to, subject to the provisions for adjustment hereinafter set forth, 100 times the "current per share market price" of the Common Stock on the date of the mailing of the notice of redemption, together with unpaid accumulated dividends to the date of such redemption. In the event the Corporation shall at any time after April 3, 1989, (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to Series A Junior Participating Preferred Stock were otherwise entitled immediately prior to such event under the

preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. The "current per share market price" on any date shall be deemed to be the average of the closing price per share of such Common Stock for the 10 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the American Stock Exchange or, if the Common Stock is not listed or admitted to trading on the American Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Corporation. If on such date no such market maker is making a market in the Common Stock, the fair value of the Common Stock on such date as determined in good faith by the Board of Directors of the Corporation shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of New York are not authorized or obligated by law or executive order to close.

(B) Notice of any such redemption shall be given by mailing to the holders of the Series A Junior Participating Preferred Stock a notice of such redemption, first class postage prepaid, not later than the thirtieth day and not earlier than the sixtieth day before the date fixed for redemption, at their last known address as the same shall appear upon the books of the Corporation. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the shareholder received such notice, and failure duly to give such notice by mail, or any defect in such notice, to any holder of Series A Junior Participating Preferred Stock

shall not effect the validity of the proceedings for the redemption of such Series A Junior Participating Preferred Stock.

(C) If any such notice of redemption shall have been duly given or if the Corporation shall have given to the bank or trust company hereinafter referred to irrevocable written authorization promptly to give or complete such notice, and if on or before the redemption date specified herein the funds necessary for such redemption shall have been deposited by the Corporation with the bank or trust company designated in such notice, doing business in the United States of America and having a capital surplus and undivided profits aggregating at least $25,000,000 according to its last published statement of condition, in trust for the benefit of the holders of Series A Junior Participating Preferred Stock called for redemption, then, notwithstanding that any certificate for such shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit all such shares called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith cease and terminate, except the right of the holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest, and the right to exercise, up to the close of business on the fifth day before the date fixed for redemption, all privileges of conversion or exchange if any. In case less than all the shares represented by any surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of six years from such redemption date shall be repaid to the Corporation, after which the holders of shares of Series A Junior Participating Preferred Stock called for redemption shall look only the Corporation for payment thereof; provided that any funds so deposited which shall not be required for redemption because of the exercise of any privilege of conversion or exchange subsequent to the date of deposit shall be repaid to the Corporation forthwith.

Section 9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise

Section 10. Amendment. So long as any shares of Series A Junior Participating Preferred Stock are outstanding, the Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A

Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

Section 11. Fractional Shares. Series A Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 3rd day of April, 1989.

Vert F Schell
Chairman of the Board and Chief Executive Officer

Attest:

William V. Carney
Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:45 PM 04/05/1991
721095105 - 784156

CERTIFICATE OF MERGER
OF
MID-SOUTH ENTERPRISES, INC.
INTO
PORTA SYSTEMS CORP.

The undersigned corporation organized and existing under and by virtue of the General Corporation Law of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows: Mid-South Enterprises, Inc., a North Carolina corporation, and Porta Systems Corp., a Delaware corporation.

SECOND: That an agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 251 of the General Corporation Law of Delaware.

THIRD: That the name of the surviving corporation of the merger is Porta Systems Corp.

FOURTH: That the Certificate of Incorporation of Porta Systems Corp., a Delaware corporation which will survive the merger, shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation, the address of which is 575 Underhill Boulevard,

Syosset, New York, 11791.

SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

Dated: April 5, 1991

PORTA SYSTEMS CORP.

By: [signature]
Name: Vincent F. Santulli
Title: Chairman of the Board of Directors and Chief Executive Officer

ATTEST:

By: [signature] William V. Carney
Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:00 PM 05/30/1991
721150183 - 784156

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

* * * * * *

PORTA SYSTEMS CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Porta Systems Corp. held on March 25, 1991 resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that this Board of Directors declares advisable the amendment of Article FOURTH of the Certificate of Incorporation so that, as amended, the first paragraph of said Article shall read in its entirety as follows:

"FOURTH: the total number of shares of stock which the Corporation shall have authority to issue is Twenty-One MILLION (21,000,000), TWENTY MILLION (20,000,000) shares of which shall be Common Stock with par value of One Cent ($.01) per share, amounting in the aggregate to TWO HUNDRED THOUSAND DOLLARS ($200,000), and ONE MILLION (1,000,000) shares of which shall be Preferred Stock without par value."

RESOLVED, that the amendment to the Certificate of Incorporation declared advisable in the foregoing resolution be submitted to the stockholders of the Corporation for their consideration at the Annual Meeting of Stockholders to be held on May 23, 1991.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of stockholders of said Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provision of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Porta Systems Corp. has caused this certificate to be signed by Vincent F. Santulli, its Chairman of the Board, and attested by William V. Carney, its Secretary this 28th day of May, 1991.

PORTA SYSTEMS CORP.

By: Vincent F. Santulli
Chairman of the Board

ATTEST: William V. Carney
Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:00 PM 09/30/1993
723273088 - 784156

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

PORTA SYSTEMS-CARIBBEAN CORP.
(A Delaware Corporation)

INTO

PORTA SYSTEMS CORP.
(A Delaware Corporation)

PURSUANT TO SECTION 253 OF THE
DELAWARE GENERAL CORPORATION LAW

Porta Systems Corp. (the "Corporation, a corporation organized and existing under the laws of the State of Delaware, does hereby certify:

FIRST: That it was incorporated and duly organized pursuant to the provisions of the General Corporation Law of the State of Delaware.

SECOND: That it owns all of the outstanding shares of the capital stock of Porta Systems-Caribbean Corp. (the "Subsidiary"), a corporation incorporated and duly organized pursuant to the provisions of the General Corporation Law of the State of Delaware.

THIRD: That, by resolutions duly adopted by its Board of Directors on June 24, 1993, the Corporation approved the Agreement and Plan of Complete Liquidation of the Subsidiary and the merger of the Subsidiary with and into itself pursuant to Section 253 of the General Corporation Law of the State of Delaware effective at the close of business on the date on which this Certificate of Ownership and Merger is filed with the Department of State of Delaware, which date shall be no later than September 30, 1993, and that said resolutions read as follows:

RESOLVED, that the Certificate of Ownership and Merger of this Corporation and the Subsidiary in the form attached hereto as Exhibit B be, and it hereby is, in all respects approved and adopted by this Corporation, and that the Chairman of the Board, the Chief Executive Officer, the President or any Vice President of this Corporation be, and each of them hereby is, authorized and empowered to execute and deliver such Certificate of Ownership and Merger on behalf of the Corporation; and

RESOLVED, that effective at the close of business on the date on which the Certificate of Ownership and Merger is filed with the Department of State of Delaware, which date shall be no later than September 30, 1993 (the "Effective Date of the

Merger"), the Subsidiary shall merge with and into this Corporation, which shall be the surviving corporation, and that the Subsidiary shall thereupon cease to exist and shall no longer exercise its powers, privileges and franchises, subject to the laws of the State of Delaware, its jurisdiction of incorporation.

RESOLVED, that on the Effective Date of the Merger, this Corporation shall succeed to the property and assets of, and exercise all the powers, privileges and franchises of, the Subsidiary, and shall assume and be liable for all of the debts and liabilities of the Subsidiary; and

RESOLVED, that on the Effective Date of the merger, the 1,100 shares of the Capital Stock of the Subsidiary shall not be converted into shares of this Corporation, but shall be cancelled and the authorized capital stock of this Corporation shall not be charged, but shall be and remain the same as before the merger; and

RESOLVED, that the Chairman of the Board, the President or any Vice President of the Corporation be, and each of them hereby is, authorized and empowered to execute and file, on behalf of this Corporation, a Certificate of Ownership and Merger pursuant to Section 253 of the General Corporation Law of the State of Delaware evidencing the action hereinabove taken; and

IN WITNESS WHEREOF, Porta Systems Corp. has caused this Certificate of Ownership and Merger to be signed by its Chairman of the Board and Chief Executive Officer and attested to by its Secretary this 30th day of September, 1993.

PORTA SYSTEMS CORP.

By: ______________________
Chairman of the Board
Chief Executive Officer

ATTEST:

By: William V. Carney
Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:30 PM 12/14/1995
950294371 - 784156

CERTIFICATE OF DESIGNATION

OF

PORTA SYSTEMS CORP.

Series B Participating Convertible Preferred Stock

Pursuant to Section 151(g) of the Delaware General Corporation Law, Porta Systems Corp., a Delaware corporation (the "Corporation"), does hereby certify as follows:

1. The following resolution was duly adopted by the Board of Directors of the Corporation on November 9, 1995:

RESOLVED, that pursuant to Article 4 of the Certificate of Incorporation of this Corporation, there be created a series of the no par value Preferred Stock ("Preferred Stock"), of this Corporation consisting of four hundred thousand (400,000) shares, to be designated as the Series B Participating Convertible Preferred Stock ("Series B Preferred Stock"), and that the holders of such shares shall have the rights, preferences and privileges set forth in Exhibit A to this Resolution; and it was further

RESOLVED, that the officers of this Corporation be, and they hereby are, authorized and empowered to execute and file with the Secretary of State of the State of Delaware, a certificate of designation setting forth the rights, preferences and privileges of the holders of the Series B Preferred Stock.

2. Set forth as Exhibit A to this Certificate of Designation is a true and correct copy of the rights, preferences and privileges of the holders of the Series B Preferred Stock.

IN WITNESS WHEREOF, Porta Systems Corp. has caused this certificate to be signed by the chairman of the board and chief executive officer and attested by its assistant secretary this 8th day of December, 1995.

By: Vincent F. Santulli

Vincent F. Santulli, Chairman of the Board and Chief Executive Officer

ATTEST:

William V. Carney

William V. Carney, Secretary

26715

Exhibit A

The designation of, the number of shares constituting, and the rights, preferences, privileges and restrictions relating to, the Series B Participating Convertible Preferred Stock are as follows:

1. Designation and Number of Shares. The designation of this series of four hundred thousand (400,000) shares of the Corporation's no par value preferred stock ("Preferred Stock"), created by the Board of Directors of the Corporation pursuant to the authority granted to it by the certificate of incorporation of the Corporation is "Series B Participating Convertible Preferred Stock," which is hereinafter referred to as the "Series B Preferred Stock." In the event that the Corporation does not issue the maximum number of shares of Series B Preferred Stock or in the event of the conversion of shares of Series B Preferred Stock into this Corporation's common stock, par value $.01 per share ("Common Stock"), pursuant to Paragraph 4 of this Certificate of Designations, or in the event that the Corporation shall acquire and cancel any shares of Series B Preferred Stock, the Corporation may, from time to time, by resolution of the Board of Directors, reduce the number of shares of Series B Preferred Stock authorized, provided, that no such reduction shall reduce the number of authorized shares to a number which is less than the number of shares of Series B Preferred Stock then issued or reserved for issuance. The number of shares by which the Series B Preferred Stock is reduced shall have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such stock is once more designated as part of a particular series by the Corporation's Board of Directors. The Series B Preferred Stock shall be senior to the Corporation's Series A Junior Participating Preferred Stock as to dividends and upon voluntary or involuntary dissolution, liquidation or winding up.

2. Dividend Rights.

(a) (i) The holders of the Series B Preferred Stock shall participate with the holders of the Corporation's Common Stock in any dividends declared, set aside or paid which are payable by the Corporation in cash, instruments of indebtedness of the Corporation or property on a share for share basis as if the Series B Preferred Stock and the Common Stock were shares of a single class, except that there shall be paid with respect to the Series B Preferred Stock an amount per share equal to the dividend payable per share of Common Stock multiplied by the number of shares of Common Stock into which one share of Series B Preferred Stock is convertible pursuant to Paragraph 4 of this Certificate of Designations.

(ii) In the event that, at the time of the declaration of a dividend as provided in Paragraph 2(a)(i) of this Certificate of Designations, there are outstanding other series of Preferred Stock or other classes of capital stock the holders of which participate with the holders of the Common Stock in such dividend, the holders of the Series B Preferred Stock shall participate with the holders of such other class or series of capital stock and the holders of the Common Stock; provided, however, the terms of participation between the holders of the Series B Preferred Stock and the Common Stock shall be as set forth in said Paragraph 2(a)(i).

(iii) No dividends shall be declared, set aside or paid with respect to the Common Stock of this Corporation except as provided in Paragraph 2(a)(i) of this Certificate of Designations.

(b) As long as any shares of Series B Preferred Stock are outstanding, no dividends (other than a dividend payable in any series or class of capital stock ranking junior to Series B Preferred Stock as to both dividends and payments in the event of voluntary or involuntary dissolution, liquidation or winding up), shall be declared or paid or set aside for payment and no other distribution shall be declared or made upon any such junior series or class of capital stock, and no such junior series or class of capital stock or any series of Preferred Stock on a parity with Series B Preferred Stock as to both dividends and payments in the event of voluntary or involuntary dissolution, liquidation or winding up shall be redeemed, purchased or otherwise acquired for any consideration by the Corporation or by any subsidiary (which shall mean any corporation or entity, the majority of voting power to elect directors of which is held directly or indirectly by the Corporation), except by conversion

into or exchange for any such junior series or class of capital stock; unless, in each case, the holders of a majority of the Series B Preferred Stock then outstanding shall consent thereto.

(c) In the event that any holder of Series B Preferred Stock shall surrender his shares for conversion pursuant to the provisions of Paragraph 4 of this Certificate of Designations, the holder shall be entitled to dividends to the extent provided for in Paragraph 4(c) of this Certificate of Designations.

3. Voting Rights.

(a) Except as otherwise required by law, holders of shares of Series B Preferred Stock shall vote together with the Common Stock, as if the Common Stock and the Series B Preferred Stock were a single class; provided, that in all matters the holders of the Series B Preferred Stock shall have the right to cast such number of votes per share of Series B Preferred Stock as are issuable, on the record date for determining holders entitled to vote, upon conversion of one share of Series B Preferred Stock pursuant to Paragraph 4 of this Certificate of Designations.

(b) In the event that, pursuant to applicable law, the holders of the Series B Preferred Stock are required to vote as a single class, separate and apart from the Common Stock, each holder of Series B Preferred Stock shall be entitled to one vote per share of Series B Preferred Stock on such matters.

(c) The Corporation is not restricted from creating other series of Preferred Stock which may be senior or junior to or on a parity with the Series B Preferred Stock as to dividends and/or on voluntary or involuntary dissolution, liquidation or winding up without the consent of the holders of the Series B Preferred Stock.

4. Automatic Conversation into Common Stock.

(a) Each share of Series B Preferred Stock will, without any action on the part of the holder thereof, automatically become and be converted into shares of Common Stock at the conversion rate hereinafter defined (the "Conversion Rate") upon the filing of a Certificate of Amendment to the Certificate of Incorporation of the Corporation increasing the number of authorized shares of Common Stock to at least forty million (40,000,000) shares (the "Certificate of Amendment"). The date on which the shares of Series B Preferred Stock are converted is referred to as the "conversion date."

(b) The Conversion Rate shall mean the number of shares of Common Stock issuable upon conversion of one (1) share of Series B Preferred Stock. The Conversion Rate shall be fifty (50) shares of Common Stock, subject to adjustment as provided in Paragraph 4(e) of this Certificate of Designation.

(c) Upon conversion of the Series B Preferred Stock pursuant to Paragraph 4(a) of this Certificate of Designations, the certificate representing shares of Series B Preferred Stock shall automatically, and without any action on the part of the holder, become and be converted into shares of Common Stock, and the Corporation shall so advise each holder of Series B Preferred Stock, provided, that the failure to so advise the holders shall not have any effect upon the automatic conversion of the Series B Preferred Stock. As promptly as practicable on or after the conversion date, the Corporation or its transfer agent shall issue and shall deliver a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with a cash payment in lieu of any fraction of any share, as hereinafter provided, to the person or persons entitled to receive the same; provided, that delivery of a certificate shall be deferred until receipt by the Corporation of the certificate for the shares of Series B Preferred Stock being converted. If, on the conversion date, there shall be declared but unpaid dividends on the Series B Preferred Stock, the Corporation shall, at the time of payment of such dividends, pay to the converting holder of Series B Preferred Stock the amount of such unpaid dividends. The Corporation may retain, and not distribute to the holders of Series B Preferred Stock which shall have been

converted into Common Stock, any dividends or distributions payable to the holders of Common Stock of record on a date subsequent to the date of such conversion until the Corporation shall have received the certificates representing the shares of Series B Preferred Stock so converted.

(d) No payment or adjustment shall be made upon any conversion or on account of any accrued dividends on the Series B Preferred Stock or the Common Stock issued upon such conversion.

(e) The Conversion Rate shall be subject to adjustment with respect to the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock as follows:

(i) In case the Corporation shall after the date this Certificate of Designations is filed (the "Filing Date"), (A) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock, (B) subdivide, split or reclassify its outstanding Common Stock into a greater number of shares, (C) effect a reverse split or otherwise combine or reclassify its outstanding Common Stock into a smaller number of shares, or (D) issue any shares by reclassification of its shares of Common Stock the Conversion Rate in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of the shares of Series B Preferred Stock converted after such date shall be entitled to receive the aggregate number and kind of shares which, if such shares had been converted immediately prior to such time, he would have owned upon such conversion and been entitled to receive upon such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed in this Paragraph 4(e)(i) shall occur.

(ii) In case the Corporation shall, subsequent to the Filing Date, issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (or having a conversion price per share) less than the current market price of the Common Stock (as defined in Paragraph 4(e)(iv) of this Certificate of Designations) on the record date mentioned below, the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately prior to the date of such issuance by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchased (or into which the convertible securities so offered are convertible) and of which the denominator shall be the number of shares of Common Stock outstanding on the record date mentioned below plus the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price per share of the Common Stock. Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock or securities convertible into Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

(iii) In case the Corporation shall, subsequent to the Filing Date, distribute to all holders of Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions paid out of current earnings and dividends or distributions referred to in Paragraph 4(e)(i) of this Certificate of Designations) or subscription rights or warrants (excluding those referred to in Paragraph 4(e)(ii) of this Certificate of Designations), then in each such case the Conversion Rate in effect thereafter shall be determined by multiplying the Conversion Rate in effect immediately prior thereto by a fraction, of which the numerator shall be the total number of shares of Common Stock outstanding multiplied by the current market price per share of Common Stock (as defined in Paragraph 4(e)(iv) of this Certificate of Designations), and of which the denominator shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock, less the fair market value (as determined by the Corporation's Board of Directors) of said assets

or evidences of indebtedness so distributed or of such rights or warrants. Such adjustment shall be made successively whenever such a record date is fixed. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

(iv) For the purpose of any computation under Paragraphs 4(e)(ii) and (iii) of this Certificate of Designations, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for ten (10) consecutive business days commencing fifteen (15) business days before such date. The closing price for each day shall be the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported last bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed or The Nasdaq Stock Market, or if not listed or admitted to trading on such exchange or system, the average of the reported highest bid and lowest asked prices as reported by National Association of Securities Dealers, Inc. or the National Quotation Bureau, Inc. or similar reporting service selected by the Board of Directors, or if no such prices are available, the current market value shall be determined in good faith by the Board of Directors.

(v) No increase or decrease in the Conversion Rate pursuant to Paragraph 4(e)(ii) or (iii) of this Certificate of Designations shall be required unless such adjustment would require an increase or decrease of at least one percent (1%); provided, however, that any adjustments which by reason of this Paragraph 4(e)(v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Paragraph 4(e) shall be made to the nearest one-hundredth (1/100) of a share.

(vi) The Corporation may retain a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular accountants employed by the Corporation) to make any computation required by Paragraph 4(a) of this Certificate of Designations or this Paragraph 4(e), and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

(vii) In the event that at any time, as a result of an adjustment made pursuant this Paragraph 4(e), the holder of shares of Series B Preferred Stock thereafter shall become entitled to receive any shares of the Corporation, other than Common Stock, thereafter the number of such other shares so receivable upon conversion of shares of Series B Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Paragraph 4.

(viii) In addition to the adjustments provided for in this Paragraph 4(e), the Corporation may modify the Conversion Rate in a manner which will increase the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock if the Corporation believes that such adjustment is necessary or desirable in order to avoid adverse Federal income tax consequences to the holders of the Common Stock.

(f) Whenever the Conversion Rate shall be adjusted as required by the provisions of Paragraph 4(e) of this Certificate of Designations, the Corporation shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Conversion Rate, setting forth in reasonable detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by any holder of shares of Series B Preferred Stock, and the Corporation shall, forthwith after each such adjustment, mail a copy of such certificate by first class mail to the holder of Series B Preferred Stock at such holders' addresses set forth in the Corporation's books and records.

(g) In case:

(i) the Corporation shall pay any dividend or make any distribution upon Common Stock (other than a regular cash dividend payable out of retained earnings or cash surplus); or

(ii) the Corporation shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights, or

(iii) any reclassification of the capital stock of the Corporation, consolidation or merger of the Corporation with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Corporation to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Corporation shall be effected;

then in any such case, the Corporation shall cause to be mailed by first class mail to the record holders of Series B Preferred Stock at least ten (10) days prior to the date specified in (A) and (B) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (A) a record is to be taken for the purpose of such dividend, distribution or rights, or (B) such reclassification, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

(h) In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Corporation, or in case of any consolidation or merger of the Corporation into another corporation (other than a merger with a subsidiary in which merger the Corporation is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock or the class issuable upon conversion of Series B Preferred Stock) or in case of any sale, lease or conveyance to another corporation of the property of the Corporation as an entirety, the Corporation shall, as a condition precedent to such transaction, cause effective provisions to be made so that each holder of the Series B Preferred Stock shall have the right thereafter by converting the Series B Preferred Stock, to receive the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been received upon conversion of the Series B Preferred Stock immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Certificate of Designations. The foregoing provisions of this Paragraph 4(h) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

(i) No fractional shares or script representing fractional shares shall be issued upon the conversion of shares of Series B Preferred Stock. If, upon conversion of all shares of Series B Preferred Stock held, the holder would, except for the provisions of this Paragraph 4(i), be entitled to receive a fractional share of Common Stock, then an amount equal to such fractional share multiplied by the fair market value per share of the Corporation's Common Stock on the last business day prior to the conversion date, as determined in good faith by the Corporation's Board of Directors, shall be paid by the Corporation in cash to such holder. Such determination shall be made in the manner set forth in Paragraph 4(e)(iv) of this Certificate of Designations, except that the business day prior to the conversion date shall be used in making the determination of fair market value.

(j) The Corporation shall at all times, upon and after the filing of the Certificate of Amendment, reserve and keep available, free from preemptive rights, out of its authorized but unissued Common

Stock, the full number of shares of Common Stock then deliverable upon the conversion of all shares of Series B Preferred Stock then outstanding.

(k) The Common Stock issuable upon conversion of the Series B Preferred Stock shall, when so issued, be duly and validly authorized and issued, fully paid and nonassessable.

(l) Any shares of Series B Preferred Stock which shall at any time have been cancelled or acquired by the Corporation or which shall have been converted into Common Stock pursuant to this Paragraph 4, shall, after such acquisition or conversion, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such stock is once more designated as part of a particular series by the Corporation's Board of Directors.

5. No Right of Redemption. The Corporation shall have no right to redeem any shares of Series B Preferred Stock.

6. Liquidation Rights.

(a) (i) In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of the Series B Preferred Stock shall be entitled to receive out of the assets of the Corporation an amount per share equal to one cent ($.01) per share plus a sum equal to all unpaid dividends theretofore declared before any payment or distribution upon dissolution, liquidation or winding up shall be made on any series or class of capital stock ranking junior to Series B Preferred Stock as to such payment or distribution, and after all such payments or distributions have been made on any series or class of capital stock ranking senior to the Series B Preferred Stock as to such payment or distribution.

(ii) After payment of the preference set forth in Paragraph 6(a)(i) of this Certificate of Designations and the payment of the liquidation preference due to the holders of any class or series of capital stock of the Corporation which is senior to the Series B Preferred Stock in the event of liquidation, dissolution or winding up, the holders of the Series B Preferred Stock and the Common Stock shall participate in such distributions as if they were a single class of stock, with each share of Series B Preferred Stock being entitled to a distribution to which he or she would have been entitled it the Series B Preferred Stock had been converted immediately prior to the distribution.

(iii) In the event that, at the time of such liquidation, dissolution or winding up, there are outstanding other series of Preferred Stock or other classes of capital stock the holders of which participate with the holders of the Common Stock in such event, the holders of the Series B Preferred Stock shall participate with the holders of such other class or series of capital stock and the holders of the Common Stock; however, the terms of participation between the holders of the Series B Preferred Stock and the Common Stock shall be as set forth in Paragraph 6(a)(i) of this Certificate of Designations.

(b) The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall be deemed a voluntary dissolution, liquidation or winding up of the Corporation for purposes of this Paragraph 6. The merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall not be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Paragraph 6; provided, however, that the merger or consolidation of the Corporation into another corporation shall be deemed to be a voluntary dissolution, liquidation or winding up of the Corporation for the purposes of this Paragraph 6, unless either (i) the holders of all shares of Series B Preferred Stock outstanding upon the effectiveness of such merger or consolidation shall have the right, upon such effectiveness, to receive for each share of Series B Preferred Stock held by them upon such effectiveness, one share of preferred stock of the resulting or surviving corporation, which share shall have, to the extent practicable,

dividend and voting rights and rights upon dissolution, liquidation or winding up reasonably equivalent to those of such share of Series B Preferred Stock, and shall have the right to convert such share of preferred stock into the number of shares of stock or other securities or property receivable upon such merger or consolidation, as the case may be, by a holder of the number of shares of Common Stock into which such share of Series B Preferred Stock was convertible immediately prior to such merger or consolidation, subject to adjustment as provided in Paragraph 4 of this Certificate of Designations, or (ii) the merger or consolidation was approved by the holders of a majority of the shares of Series B Preferred Stock then outstanding either at a meeting of such stockholders or by a written consent in lieu of a meeting. The provisions of this Paragraph 6(b) shall not be construed to limit the obligations of the Corporation pursuant to Paragraph 4(h) of this Certificate of Designations.

(c) In the event the assets of the Corporation available for distribution to the holders of shares of Series B Preferred Stock upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Paragraph 6(a)(i) of this Certificate of Designations, no such distribution shall be made on account of any shares of any other class or series of capital stock of the Corporation ranking on a parity with the shares of Series B Preferred Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of Series B Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

(d) Upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders all amounts to which such holders are entitled pursuant to Paragraph 6(a)(i) of this Certificate of Designations before any payment shall be made to the holders of any class of capital stock of the Corporation ranking junior upon liquidation to Series B Preferred Stock.

7. <u>Rank of Series</u>. For purposes of this Certificate of Designations, any stock of any series or class of the Corporation shall be deemed to rank:

(a) prior to the shares of Series B Preferred Stock, as to dividends or upon liquidation, dissolution or winding up, as the case may be, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of Series B Preferred Stock;

(b) on a parity with shares of Series B Preferred Stock, as to dividends or upon liquidation, dissolution or winding up, as the case may be, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of Series B Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of Series B Preferred Stock;

(c) junior to shares of Series B Preferred Stock as to dividends or upon liquidation, dissolution or winding up, as the case may be, if such class shall be Common Stock or if the holders of shares of Series B Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.

8. <u>No Preemptive Rights</u>. No holder of the Series B Preferred Stock shall, as such holder, be entitled as of right to purchase or subscribe for any shares of stock of the Corporation of any class or any series now or hereafter authorized or any securities convertible into or exchangeable for any shares, or any warrants, options, rights or other instruments evidencing rights to subscribe for or purchase any such shares, whether such shares,

securities, warrants, options, rights or other instruments be unissued or issued and thereafter acquired by the Corporation.

9. Transfer Agent and Registrar. The Corporation may appoint a transfer agent and registrar for the issuance, transfer and conversion of the Series B Preferred Stock and for the payment of dividends to the holders of the Series B Preferred Stock.

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 08:30 AM 08/02/1996
960225402 - 784156

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

PORTA SYSTEMS CORP.

Porta Systems Corp., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "corporation"), does hereby certify:

1. The Certificate of Incorporation of the corporation was filed with the Secretary of State on August 9, 1972.

2. The Certificate of Incorporation is hereby amended by deleting the first paragraph of Article FOURTH thereof and replacing such first paragraph with the following:

> "FOURTH: The total number of shares of capital stock which the corporation is authorized to issue is 41,000,000 shares, of which:
>
> "(i) 1,000,000 shares shall be designated as Preferred Stock, and shall have no par value; and
>
> "(ii) 40,000,000 shares shall be designated as Common Stock, and shall have a par value of $.01 per share."

3. Upon filing of this Certificate of Amendment to the Certificate of Incorporation, each share of Common Stock, par value of $.01 per share, outstanding on such date shall automatically become and be converted into two-tenths (.2) of a share of such Common Stock.

4. This Amendment to the Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 of the General Corporation Law of Delaware.

5. The capital of the corporation will not be reduced under or by reason of any amendment herein certified.

IN WITNESS WHEREOF, Porta Systems Corp. has caused this Certificate to be signed by its chairman and attested by its secretary this 6 day of June, 1996.

Warren H. Esanu, Chairman of the Board

ATTEST:

William V. Carney

William V. Carney, Secretary

36326

TOTAL P.02

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:30 PM 10/16/1997
971349519 - 0784156

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
PORTA SYSTEMS CORP.

Porta Systems Corp., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "corporation"), does hereby certify:

1. The Certificate of Incorporation of the corporation was filed with the Secretary of State on August 9, 1972.

2. The Certificate of Incorporation is hereby amended by deleting the first paragraph of Article FOURTH thereof and replacing such first paragraph with the following:

> "FOURTH: The total number of shares of capital stock which the corporation is authorized to issue is 21,000,000 shares, of which:
>
> "(i) 1,000,000 shares shall be designated as Preferred Stock, and shall have no par value; and
>
> "(ii) 20,000,000 shares shall be designated as Common Stock, and shall have a par value of $.01 per share."

3. This Amendment to the Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 of the General Corporation Law of Delaware.

4. The capital of the corporation will not be reduced under or by reason of any amendment herein certified.

IN WITNESS WHEREOF, Porta Systems Corp. has caused this Certificate to be signed by its chairman and attested by its secretary this 31 day of August, 1997.

William V. Carney

William V. Carney, Chairman of the Board

ATTEST:

Michael A. Tancredi

Michael A. Tancredi, Secretary

56043

TOTAL P.03

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:30 AM 06/21/2004
FILED 11:30 AM 06/21/2004
SRV 040455807 - 0784156 FILE

STATE OF DELAWARE
CERTIFICATE FOR RENEWAL AND REVIVAL OF CHARTER

This corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1. The name of this corporation is PORTA SYSTEMS CORP
2. Its registered office in the State of Delaware is located at 1209 Orange Street, City of Wilmington, DE Zip Code 19801 County of New Castle the name and address of its registered agent is THE CORPORATION TRUST COMPANY.
3. The date of filing of the original Certificate of Incorporation in Delaware was AUGUST 9, 1972.
4. The date when restoration, renewal, and revival of the charter of this company is to commence is the 29 day of February 2004, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.
5. This corporation was duly organized and carried on the business authorized by its charter until the 1st day of MARCH A.D. 2004, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, MICHAEL A. TANCREDI the last and acting authorized officer hereunto set his/her hand to this certificate this 17th day of JUNE A.D. 2004.

By: [signature]
Authorized Officer

Name: MICHAEL A. TANCREDI
Print or Type

Title: SVP / SECRETARY / TREASURER

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:03 PM 07/31/2008
FILED 03:03 PM 07/31/2008
SRV 080835649 - 0784156 FILE

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

PORTA SYSTEMS CORP.

Porta Systems Corp., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "corporation"), does hereby certify:

1. The Certificate of Incorporation of the corporation was filed with the Secretary of State on August 9, 1972.

2. The first paragraph of Article FOURTH of the Certificate of Incorporation is hereby restated to read as follows:

> "FOURTH: The total number of shares of capital stock which the corporation is authorized to issue is 21,000,000 shares, of which:
>
> "(i) 1,000,000 shares shall be designated as Preferred Stock, and shall have no par value; and
>
> "(ii) 20,000,000 shares shall be designated as Common Stock, and shall have a par value of $.01 per share."

3. Upon filing of this Certificate of Amendment to the Certificate of Incorporation, each share of Common Stock, par value of $.01 per share, outstanding on such date shall automatically become and be converted into 0.0900090009 of a share of such Common Stock.

4. This Amendment to the Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 of the General Corporation Law of Delaware.

5. The capital of the corporation will not be reduced under or by reason of any amendment herein certified.

IN WITNESS WHEREOF, Porta Systems Corp. has caused this Certificate to be signed by its Chief Executive Officer this 31st day of July, 2008.

/s/ Edward B. Kornfeld
Edward B. Kornfeld, Chief Executive Officer